EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Summary Historical Financial and Other Data,” “Selected Financial Information” and “Experts” and to the use of our reports dated May 25, 2011, in Amendment No. 2 to the Registration Statement (Form S-1, No. 333-174504) and related Prospectus of Rexnord Corporation for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin

August 12, 2011